Exhibit 99.1

Eclipsys Announces Second-Quarter 2009 Results

ATLANTA--(BUSINESS WIRE)--August 6, 2009--Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today announced results for the quarter ended June 30, 2009.

GAAP Results

Revenues for the quarter ended June 30, 2009 were $129.8 million, compared to revenues of $132.1 million for the quarter ended June 30, 2008.

GAAP net loss for the second quarter of 2009 was $4.1 million, or $0.07 per diluted common share, compared to GAAP net income of $8.5 million, or $0.15 per share on a diluted basis for the second quarter of 2008.

Non-GAAP Results

Non-GAAP net income for the second quarter of 2009 was $8.9 million, or $0.16 per diluted common share, compared to second quarter 2008 non-GAAP net income of $13.2 million, or $0.24 per diluted share.

Non-GAAP net income excludes stock-based compensation expense, acquisition related amortization, and certain additional items that the company does not consider to be indicative of its underlying business performance. For second quarter 2008, these additional items were costs associated with the relocation of the corporate headquarters from Boca Raton, FL, to Atlanta, GA; a gain resulting from completion of post-closing milestones associated with the sale of the Clinical Practice Model Resource Center business, which was completed in December 2007; and a reduction in general and administrative expenses associated with insurance recoveries from our previously disclosed derivative litigation that was ultimately settled in September 2008.

For second quarter 2009, these additional items were severance costs primarily associated with the resignation of the company’s former chief executive officer; and exclusion of tax expense related to discrete tax items in the quarter, primarily deferred tax asset adjustments for Canadian research and development credits, and non-GAAP tax adjustments to reflect the non-GAAP annual effective tax rate. Additionally, we excluded the effect of purchase accounting adjustments in connection with the acquisition of Premise Corporation, which was completed in December 2008.

A reconciliation of GAAP to non-GAAP results is included in the attached tables.

"In reviewing our operations and market potential over the last three months, it is clear that we have a significant opportunity to grow revenues while also increasing profitability," said Philip M. Pead, Eclipsys president and chief executive officer. "The American Recovery and Reinvestment Act of 2009 (ARRA) is driving increased activity with both clients and prospects. We expect this activity to accelerate as hospitals and physician practices gain a clearer understanding of what constitutes 'meaningful use.' In addition, we have several initiatives underway that will enable us to be more cost efficient, and we expect the positive effects on margins from these initiatives to become apparent in 2010 and beyond."

Change to Projected Non-GAAP Tax Rate and 2009 Financial Guidance

Eclipsys now anticipates that the full year 2009 non-GAAP income tax rate will be in the range of 37 to 38 percent, compared to the 33 to 35 percent tax rate previously communicated on the company’s first quarter 2009 conference call. This increase is primarily due to lower estimates of available research and development tax credits and revisions in projected income taxes related to foreign earnings.

Due to this anticipated increase in the company’s effective income tax rate for 2009, Eclipsys non-GAAP EPS for 2009 is now expected to range from $0.55 to $0.60.

Conference call

Eclipsys executives will discuss the second-quarter results on a teleconference scheduled for 4:30 p.m. Eastern time on August 6. Persons interested in participating in the teleconference should call (800) 230-1059 approximately 15 minutes before the conference call is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software.

Replay

About two hours after its completion, an audio replay of the call will be available on www.eclipsys.com for approximately 48 hours.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and performance management software, clinical content and professional services that help healthcare organizations improve clinical, financial and operational outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Non-GAAP Measures

The company has provided net income and earnings per share financial measures on a non-GAAP basis for the three months ended June 30, 2009 and June 30, 2008, which exclude non-cash stock-based compensation expenses, amortization expense associated with acquisitions, and certain additional items that the company does not consider to be indicative of its underlying business performance, as listed on the attached GAAP to non-GAAP reconciliation tables. Because of the significance of the GAAP components excluded, these non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate the understanding and evaluation of the company’s operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these gains and/or charges, and with results of other companies on a more consistent basis. Internally, management uses non-GAAP net income and earnings for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others.

The economic substance of omitting non-cash stock-based compensation expense in presenting non-GAAP earnings derives from providing investors with consistent measures of performance both before and after including non-cash stock-based compensation charges. The economic substance of omitting the other items incurred that the company does not consider to be indicative of its underlying business performance derives from the fact that such episodic gains and/or charges make it more difficult to compare operating results of different periods, not all of which include such gains and/or charges. However, the omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the charges related to the company’s other non-GAAP adjustments may mask actual and expected future costs associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures.

The company has provided reconciling tables attached to this release.

Caution Regarding Forward-Looking Statements

Certain statements in this news release or the investor call referenced herein, including those concerning the company’s second quarter 2009 financial results, operational initiatives, future performance expectations, and effects of economic conditions are forward-looking statements and actual results may differ materially from those projected or implied by the forward-looking statements due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Economic conditions are unstable and may cause hospitals and other healthcare providers to curtail HIT system spending. Eclipsys’ cost reduction and other initiatives in response to the challenging economic environment may not be effective, and it is difficult to predict what the company may be able to achieve. Eclipsys sales may fall below expectations due to market conditions, competition, and other factors, including client demands for pricing and financing concessions. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients, regulatory requirements, and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards and regulatory requirements, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Eclipsys Corporation
Non-GAAP Income Statements
(in thousands, except per share amounts)

	Non-GAAP	Non-GAAP			Non-GAAP	Non-GAAP
	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	$ Change	% Change	Year-to-date June 30, 2009	Year-to-date June 30, 2008	$ Change	% Change

Revenues:
Systems and services	$131,185	$126,308	$4,877	3.9%	$261,048	$245,446	$15,602	6.4%
Hardware	2,275	5,834	(3,559)	-61.0%	4,317	11,076	(6,759)	-61.0%
Total revenues	133,460	132,142	1,318	1.0%	265,365	256,522	8,843	3.4%

Cost and expenses:
Costs of systems and services	68,334	67,413	921	1.4%	134,916	133,072	1,844	1.4%
Costs of hardware	1,979	3,615	(1,636)	-45.3%	3,679	7,951	(4,272)	-53.7%
Sales and marketing	21,016	20,916	100	0.5%	41,272	40,242	1,030	2.6%
Research and development	13,326	15,465	(2,139)	-13.8%	26,365	32,158	(5,793)	-18.0%
General and administrative	9,908	7,051	2,857	40.5%	20,962	14,879	6,083	40.9%
Depreciation and amortization	4,993	4,619	374	8.1%	9,904	8,961	943	10.5%
Restructuring	-	-	-		-	-	-
In-process research and development charge	-	-	-		-	-	-
Total costs and expenses	119,556	119,079	477	0.4%	237,098	237,263	(165)	-0.1%

Income (loss) from operations	13,904	13,063	841	6.4%	28,267	19,259	9,008	46.8%
Gain (loss) on sale of assets	838	-	838	* N/M	1,237	33	1,204	* N/M
Gain (loss) on ARS	691	-	691	* N/M	533	-	533	* N/M
Interest expense	(961)	(457)	(504)	110.3%	(2,105)	(720)	(1,385)	192.4%
Interest income	681	1,285	(604)	-47.0%	1,528	3,667	(2,139)	-58.3%
Income (loss) before income taxes	15,153	13,891	1,262	9.1%	29,460	22,239	7,221	32.5%
Provision for income taxes	6,265	737	5,528	* N/M	10,989	971	10,018	* N/M
Net income (loss)	$8,888	$13,154	$(4,266)	-32.4%	$18,471	$21,268	$(2,797)	-13.2%
Income allocated to participating securities	147	175	(28)	-16.0%	288	253	35	13.8%
Net income (loss) available to common stockholders	$8,741	$12,979	$(4,238)	-32.7%	$18,183	$21,015	$(2,832)	-13.5%

Diluted income (loss) common per share	$0.16	$0.24	$(0.08)	-33.3%	$0.33	$0.39	$(0.06)	-15.4%
Shares used in computing earnings (loss) per common share
Basic	55,710	53,657	2,053	3.8%	55,588	53,595	1,993	3.7%
Diluted	56,346	54,468	1,878	3.4%	55,914	54,481	1,433	2.6%

Eclipsys Corporation
GAAP Income Statements
(in thousands, except per share amounts)

	GAAP	GAAP			GAAP	GAAP
	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	$ Change	% Change	Year-to-date June 30, 2009	Year-to-date June 30, 2008	$ Change	% Change

Revenues:
Systems and services	$127,675	$126,308	$1,367	1.1%	$255,812	$245,446	$10,366	4.2%
Hardware	2,173	5,834	(3,661)	-62.8%	4,202	11,076	(6,874)	-62.1%
Total revenues	129,848	132,142	(2,294)	-1.7%	260,014	256,522	3,492	1.4%

Cost and expenses:
Costs of systems and services	68,315	69,316	(1,001)	-1.4%	135,189	136,876	(1,687)	-1.2%
Costs of hardware	1,950	3,615	(1,665)	-46.1%	3,606	7,951	(4,345)	-54.6%
Sales and marketing	27,394	22,781	4,613	20.2%	50,144	43,652	6,492	14.9%
Research and development	13,872	15,753	(1,881)	-11.9%	27,364	32,907	(5,543)	-16.8%
General and administrative	12,429	7,713	4,716	61.1%	24,451	18,676	5,775	30.9%
Depreciation and amortization	8,117	5,740	2,377	41.4%	16,152	10,506	5,646	53.7%
Restructuring	-	-	-		5,434	-	5,434
In-process research and development charge	-	-	-		-	850	(850)	-100.0%
Total costs and expenses	132,077	124,918	7,159	5.7%	262,340	251,418	10,922	4.3%

Income (loss) from operations	(2,229)	7,224	(9,453)	-130.9%	(2,326)	5,104	(7,430)	-145.6%
Gain (loss) on sale of assets	838	1,451	(613)	-42.2%	1,237	3,515	(2,278)	-64.8%
Gain (loss) on ARS	691	-	691		533	-	533
Interest expense	(961)	(457)	(504)	110.3%	(2,105)	(720)	(1,385)	192.4%
Interest income	681	1,285	(604)	-47.0%	1,528	3,667	(2,139)	-58.3%
Income (loss) before income taxes	(980)	9,503	(10,483)	-110.3%	(1,133)	11,566	(12,699)	-109.8%
Provision for income taxes	3,120	992	2,128	214.5%	3,834	2,766	1,068	38.6%
Net income (loss)	$(4,100)	$8,511	$(12,611)	-148.2%	$(4,967)	$8,800	$(13,767)	-156.4%

Basic EPS:
Net income (loss)	$(4,100)	$8,511	(12,611)	-148.2%	$(4,967)	$8,800	(13,767)	-156.4%
Less: Income allocated to participating securities	-	115	(115)	-100.0%	-	107	(107)	-100.0%
Net income (loss) available to common shareholders	$(4,100)	$8,396	(12,496)	-148.8%	$(4,967)	$8,693	(13,660)	-157.1%
Basic weighted average common shares outstanding	55,710	53,657	2,053	3.8%	55,588	53,595	1,993	3.7%
Basic net income (loss) per common share	$(0.07)	$0.16	$(0.23)	-143.8%	$(0.09)	$0.16	$(0.25)	-156.3%

Diluted EPS:
Net income (loss)	(4,100)	8,511	(12,611)	-148.2%	(4,967)	8,800	(13,767)	-156.4%
Less: Income allocated to participating securities	-	113	(113)	-100.0%	-	105	(105)	-100.0%
Net income (loss) available to common shareholders	$(4,100)	$8,398	(12,498)	-148.8%	$(4,967)	$8,695	(13,662)	-157.1%
Basic weighted average common shares outstanding	55,710	53,657	2,053	3.8%	55,588	53,595	1,993	3.7%
Dilutive effect of potential common shares	-	811	(811)	-100.0%	-	886	(886)	-100.0%
Diluted weighted average shares common outstanding	55,710	54,468	1,242	2.3%	55,588	54,481	1,107	2.0%
Diluted earnings (loss) per common share	$(0.07)	$0.15	$(0.22)	-146.7%	$(0.09)	$0.16	$(0.25)	-156.3%

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2009	2008
	(Unaudited)
Assets
Current assets:
Cash	$120,925	$108,304
Marketable securities		154
Accounts receivable, net of allowance for doubtful accounts of $3,499 and $4,912, respectively	111,258	121,811
Prepaid expenses	24,197	23,975
Deferred tax asset	343	2,643
Other current assets	4,181	5,712
Total current assets	260,904	262,599

Long-term investments	108,806	107,215
Property and equipment, net	58,436	53,996
Capitalized software development costs, net	44,908	37,718
Acquired technology, net	34,570	39,710
Intangible assets, net	8,834	10,258
Deferred tax asset	88,789	89,063
Goodwill	98,030	96,973
Other assets	14,862	11,343
Total assets	$718,139	$708,875

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$119,534	$123,733
Accounts payable	14,452	20,924
Accrued compensation costs	25,080	16,457
Deferred tax liability	2,939
Other current liabilities	21,159	22,481
Total current liabilities	183,164	183,595

Deferred revenue	3,724	5,743
Long term debt & capital leases	105,917	105,000
Other long-term liabilities	15,403	16,540
Total liabilities	308,208	310,878

Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; issued and outstanding, 56,512,071 and 56,126,674, respectively	565	561
Additional paid-in capital	584,317	569,717
Accumulated deficit	(169,679)	(164,712)
Accumulated other comprehensive income	(5,272)	(7,569)
Total stockholders’ equity	409,931	397,997
Total liabilities and stockholders’ equity	$718,139	$708,875

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2009	2008	2009	2008

Operating activities:
Net income	$(4,967)	$8,800	$(4,100)	$8,511
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	24,833	20,551	12,798	10,363
Provision for bad debt	1,996	1,400	950	450
In-process research and development charge	-	850	-	-
Stock compensation expense	11,169	7,466	6,761	4,119
Gain on sale of assets	(1,237)	(3,515)	(837)	(1,451)
Deferred provision for income taxes	3,674	367	3,222	299
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:				0
Accounts receivable	1,948	(18,808)	(1,747)	(16,716)
Prepaid expenses and other current assets	1,580	(4,086)	3,034	1,914
Other assets	(497)	1,047	(260)	513
Deferred revenue	(3,631)	(8,505)	(2,824)	(5,154)
Accrued compensation	8,633	(6,707)	1,168	(2,170)
Accounts payable and other current liabilities	(6,888)	3,898	(292)	(2,054)
Long-term liabilities	1,565	2,938	814	595
Other reconciling items	(425)	862	(670)	434
Total adjustments	42,720	(2,242)	22,117	(8,858)
Net cash provided by operating activities	37,753	6,558	18,017	(347)
Investing activities:
Purchases of property and equipment	(12,555)	(13,315)	(5,282)	(6,375)
Purchase of marketable securities		(102,000)	-	-
Proceeds from sales of marketable securities	150	153,641	-	18,850
Capitalized software development costs	(14,651)	(6,941)	(7,435)	(4,018)
Proceeds from sale of assets		698	-	-
Earnout out on disposition	1,241	2,582	399	2,182
Cash paid for acquisitions, net of cash acquired	(2,819)	(54,370)	(56)	(736)
Net cash used in investing activities	(28,634)	(19,705)	(12,374)	9,903
Financing activities:
Proceeds from stock options exercised	3,306	2,439	3,232	953
Proceeds from employee stock purchase plan	454	375	212	206
Cash paid for debt issuance costs		(421)	-	(421)
Repayment of secured financing		(45,000)	-	(45,000)
Proceeds from secured financing		95,000	-	50,000
Other	(59)		(59)
Net cash provided by financing activities	3,701	52,393	3,385	5,738

Effect of exchange rates on cash and cash equivalents	(199)	(236)	15	28
Net increase (decrease) in cash and cash equivalents	12,621	39,010	9,043	15,322
Cash and cash equivalents — beginning of period	108,304	22,510	111,882	46,198
Cash and cash equivalents — end of period	$120,925	$61,520	$120,925	$61,520

Eclipsys Corporation
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	GAAP						Non-GAAP
	Three Months Ended June 30, 2009 (Unaudited)	Stock-based comp expense (1)	Restructuring (2)	Amortization (3)	Premise (4)	Tax (5)	Three Months Ended June 30, 2009 (Unaudited)

Revenues:
Systems and services	$127,675				$3,510		$131,185
Hardware	2,173				102		2,275
Total revenues	129,848	-	-	-	3,612	-	133,460

Cost and expenses:
Costs of systems and services	68,315	(506)			525		68,334
Costs of hardware	1,950				29		1,979
Sales and marketing	27,394	(4,237)	(2,141)				21,016
Research and development	13,872	(546)					13,326
General and administrative	12,429	(1,470)	(1,051)				9,908
Depreciation and amortization	8,117			(3,124)			4,993
Restructuring							-
In-process research and development charge							-
Total costs and expenses	132,077	(6,759)	(3,192)	(3,124)	554	-	119,556

Income (loss) from operations	(2,229)	6,759	3,192	3,124	3,058	-	13,904
Gain/(loss) on sale of assets	838						838
Gain (loss) on ARS	691						691
Interest expense	(961)						(961)
Interest income	681						681
Income (loss) before income taxes	(980)	6,759	3,192	3,124	3,058	-	15,153
Provision for income taxes	3,120	2,623	1,549	1,377	1,248	(3,652)	6,265
Net income (loss)	$(4,100)	$4,136	$1,643	$1,747	$1,810	$3,652	$8,888
Income allocated to participating securities	-	47	19	20	21	41	147
Net income (loss) available to common stockholders	$(4,100)	$4,089	$1,624	$1,727	$1,789	$3,611	$8,741

Diluted income (loss) common per share	$(0.07)	$0.07	$0.03	$0.03	$0.03	$0.06	$0.16
Shares used in computing earnings (loss) per common share
Basic	55,710	55,710	55,710	55,710	55,710	55,710	55,710
Diluted	55,710	56,346	56,346	56,346	56,346	56,346	56,346

1	Represents stock-based compensation expense.

2	Represents severance related costs primarily associated with the resignation of our former CEO.

3	This expense is the amortization of intangible assets associated with 2008 acquisitions.

4	This represents a deferred revenue adjustment of $3.6 million net of deferred costs adjustment of $0.6 million related to our December 2008 acquisition of Premise Corporation. The amounts represent the reduction of deferred revenue and related deferred costs acquired from Premise as a result of purchase accounting adjustments.

5	This amount represents a combination of discrete tax items in the quarter, primarily deferred tax asset adjustments for Canadian research and development credits, and non-GAAP tax adjustments to reflect the non-GAAP annual effective tax rate.

Eclipsys Corporation
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	GAAP						Non-GAAP
	Year-to-date June 30, 2009 (Unaudited)	Stock-based comp expense (1)	Restructuring (2)	Amortization (3)	Premise (4)	Tax (5)	Year-to-date June 30, 2009 (Unaudited)

Revenues:
Systems and services	$255,812				$5,236		$261,048
Hardware	4,202				115		4,317
Total revenues	260,014	-	-	-	5,351	-	265,365

Cost and expenses:
Costs of systems and services	135,189	(999)			726		134,916
Costs of hardware	3,606				73		3,679
Sales and marketing	50,144	(6,731)	(2,141)				41,272
Research and development	27,364	(999)					26,365
General and administrative	24,451	(2,438)	(1,051)				20,962
Depreciation and amortization	16,152			(6,248)			9,904
Restructuring	5,434		(5,434)				-
In-process research and development charge							-
Total costs and expenses	262,340	(11,167)	(8,626)	(6,248)	799	-	237,098

Income (loss) from operations	(2,326)	11,167	8,626	6,248	4,552	-	28,267
Gain/(loss) on sale of assets	1,237						1,237
Gain (loss) on ARS	533						533
Interest expense	(2,105)						(2,105)
Interest income	1,528						1,528
Income (loss) before income taxes	(1,133)	11,167	8,626	6,248	4,552	-	29,460
Provision for income taxes	3,834	3,502	3,244	2,350	1,711	(3,652)	10,989
Net income (loss)	$(4,967)	$7,665	$5,382	$3,898	$2,841	$3,652	$18,471
Income allocated to participating securities	-	94	66	48	35	45	288
Net income (loss) available to common stockholders	$(4,967)	$7,571	$5,316	$3,850	$2,806	$3,607	$18,183

Diluted income (loss) common per share	$(0.09)	$0.14	$0.10	$0.07	$0.05	$0.06	$0.33
Shares used in computing earnings (loss) per common share
Basic	55,588	55,588	55,588	55,588	55,588	55,588	55,588
Diluted	55,588	55,914	55,914	55,914	55,914	55,914	55,914

1	Represents stock-based compensation expense.

2	This amount represents costs associated with the previously announced reduction in our professional services organization and other headcount and severance costs incurred primarily in the first quarter and severance costs primarily associated with the resignation of our former CEO in the second quarter.

3	This expense is the amortization of intangible assets associated with 2008 acquisitions.

4	This represents a deferred revenue adjustment of $5.4 million net of deferred costs adjustment of $0.8 million related to our December 2008 acquisition of Premise Corporation. The amounts represent the reduction of deferred revenue and related deferred costs acquired from Premise as a result of purchase accounting adjustments.

5	This amount represents a combination of discrete tax items in the quarter, primarily deferred tax asset adjustments for Canadian research and development credits, and non-GAAP tax adjustments to reflect the non-GAAP annual effective tax rate.

Eclipsys Corporation
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	GAAP						Non-GAAP
	Three Months Ended June 30, 2008 (Unaudited)	Stock-based comp expense (1)	Derivative Litigation (2)	EPSI (3)	Gain on sale of assets (4)	Headquarter Relocation (5)	Three Months Ended June 30, 2008

Revenues:
Systems and services	$126,308						$126,308
Hardware	5,834						5,834
Total revenues	132,142	-	-	-	-	-	132,142

Cost and expenses:
Costs of systems and services	69,316	(1,777)				(126)	67,413
Costs of hardware	3,615						3,615
Sales and marketing	22,781	(1,488)				(377)	20,916
Research and development	15,753	(288)					15,465
General and administrative	7,713	(566)	658			(754)	7,051
Depreciation and amortization	5,740			(1,121)			4,619
Restructuring
In-process research and development charge	-						-
Total costs and expenses	124,918	(4,119)	658	(1,121)	-	(1,257)	119,079

Income (loss) from operations	7,224	4,119	(658)	1,121		1,257	13,063
Gain/(loss) on sale of assets	1,451				(1,451)		-
Gain (loss) on ARS	-						-
Interest expense	(457)						(457)
Interest income	1,285						1,285
Income (loss) before income taxes	9,503	4,119	(658)	1,121	(1,451)	1,257	13,891
Provision for income taxes	992	-	-	-	(255)		737
Net income (loss)	$8,511	$4,119	$(658)	$1,121	$(1,196)	$1,257	$13,154
Income allocated to participating securities	113	55	(9)	15	(16)	17	175
Net income (loss) available to common stockholders	$8,398	$4,064	$(649)	$1,106	$(1,180)	$1,240	$12,979

Diluted income (loss) common per share	$0.15	$0.07	$(0.01)	$0.02	$(0.02)	$0.02	$0.24
Shares used in computing earnings (loss) per common share
Basic	53,657	53,657	53,657	53,657	53,657	53,657	53,657
Diluted	54,468	54,468	54,468	54,468	54,468	54,468	54,468

1	Represents stock-based compensation expense.

2	This reduction in general and administrative expenses is associated with insurance recoveries related to the previously disclosed derivative litigation, the settlement of which is pending final court approval.

3	This expense is the amortization of intangible assets associated with the February 2008 acquisition of EPSi.

4	This gain resulted from the achievement of certain post-closing milestones associated with the December 2007 sale of the Clinical Practice Model Resource Center business.

5	This cost was related primarily to amounts incurred to relocate the corporate headquarters from Boca Raton to Atlanta. These include salaries and benefits associated with termination of employees not relocating and other administrative costs associated with the move.

Eclipsys Corporation
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	GAAP							Non-GAAP
	Year-to-date June 30, 2008 (Unaudited)	Stock-based comp expense (1)	Derivative Litigation (2)	EPSI (3)	Gain on sale of assets (4)	Headquarter Relocation (5)	Tax Provision (6)	Year-to-date June 30, 2008

Revenues:
Systems and services	$245,446							$245,446
Hardware	11,076							11,076
Total revenues	256,522	-	-	-	-	-	-	256,522

Cost and expenses:
Costs of systems and services	136,876	(3,385)				(419)		133,072
Costs of hardware	7,951	-						7,951
Sales and marketing	43,652	(2,585)				(825)		40,242
Research and development	32,907	(590)				(159)		32,158
General and administrative	18,676	(907)	(1,353)			(1,537)		14,879
Depreciation and amortization	10,506			(1,545)				8,961

In-process research and development charge	850			(850)				-
Total costs and expenses	251,418	(7,467)	(1,353)	(2,395)	-	(2,940)	-	237,263

Income (loss) from operations	5,104	7,467	1,353	2,395		2,940		19,259
Gain/(loss) on sale of assets	3,515				(3,482)			33
Gain (loss) on ARS	-							-
Interest expense	(720)							(720)
Interest income	3,667							3,667
Income (loss) before income taxes	11,566	7,467	1,353	2,395	(3,482)	2,940	-	22,239
Provision for income taxes	2,766	-	-	-	(255)		(1,540)	971
Net income (loss)	$8,800	$7,467	$1,353	$2,395	$(3,227)	$2,940	$1,540	$21,268
Income allocated to participating securities	105	89	16	29	(38)	35	18	253
Net income (loss) available to common stockholders	$8,695	$7,378	$1,337	$2,366	$(3,189)	$2,905	$1,522	$21,015

Diluted income (loss) common per share	$0.16	$0.14	$0.02	$0.04	$(0.06)	$0.05	$0.03	$0.39
Shares used in computing earnings (loss) per common share
Basic	53,595	53,595	53,595	53,595	53,595	53,595	53,595	53,595
Diluted	54,481	54,481	54,481	54,481	54,481	54,481	54,481	54,481

1	Represents stock-based compensation expense.

2	These charges were incurred as a result of the voluntary stock option review completed in the second quarter 2007 and are related primarily to legal fees associated with the subsequent derivative litigation. These costs are net of insurance recoveries in the second quarter 2008.

3	These amounts relate to a charge of $850 for a write off of in-process research and development and amortization of intangible assets recorded as part of the purchase price allocation of the February 2008 acquisition of EPSi.

4	This gain was recorded in conjunction with contingent consideration earned related to the December 2007 sale of the Clinical Practice Model Resource Center business to Elsevier Inc.

5	This cost was related primarily to amounts incurred to relocate the corporate headquarters from Boca Raton to Atlanta. These include salaries and benefits associated with termination of employees not relocating and other administrative costs associated with the move.

6	FASB Interpretation 48 "Accounting for Uncertainty in Income Taxes" clarifies the criteria for recognizing income tax benefits. This charge was recorded as a result of the review of uncertain state tax positions.

CONTACT:
Eclipsys
Jason Cigarran, 404-847-5965
Vice President, Investor Relations
jason.cigarran@eclipsys.com